                                                                    EXHIBIT 23-2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-3 of our report dated October 10, 2000, appearing in the Annual Report on Form 10-K of Litton Industries, Inc. for the year ended July 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Los Angeles, California
August 10, 2001